UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

MEDWORTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35984	46-1970047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Brickell Avenue Suite 943
Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 347-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events

On July 2, 2013, the Company consummated the initial public offering (the “IPO”) of 6,600,000 shares (the “Public Shares”) of common stock, $.0001 par value per share (“Common Stock”). The shares of Common Stock were sold at an offering price of $8.00 per share, generating gross proceeds of $52,800,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 634,250 shares of Common Stock (“Sponsors’ Shares”) at a price of $8.00 per share, generating total gross proceeds of $5,074,000, to certain of its initial stockholders. The Sponsors’ Shares are identical to the shares of Common Stock sold in the IPO. The purchasers of the Sponsors’ Shares have agreed, however, (A) to vote their Sponsors’ Shares in favor of any proposed business combination, and (B) not to convert any Sponsors’ Shares in connection with a stockholder vote to approve the Company’s proposed initial business combination. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

The Company has deposited $55,176,000 (including the $5,074,000 from the Private Placement), or $8.36 per Public Share, into a trust account maintained by Continental Stock Transfer & Trust Company acting as the trustee (the “Trust Account”).

An audited balance sheet as of July 2, 2013 and accompanying notes reflecting receipt of the proceeds upon the consummation of the IPO and the Private Placement are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the IPO, the Company granted the underwriters a 45-day option to purchase up to an additional 990,000 Public Shares to cover over-allotments. On July 3, 2013, the underwriters elected to exercise the over-allotment option to the full extent of 990,000 Public Shares. The Company closed the sale of the Public Shares pursuant to the over-allotment option on July 8, 2013 and received proceeds, net of the underwriters’ discount, of $7,642,800. Simultaneously with the closing of the sale of the Public Shares pursuant to the over-allotment option, the Company raised an additional $633,600 through the sale of an additional 79,200 Sponsors’ Shares in a private placement to maintain in the Trust Account an amount equal to $8.36 per Public Share sold. The Company deposited all of the net proceeds of these sales, or $8,276,400, in the Trust Account. As of July 8, 2013, the Company holds a total of $63,452,400 in the Trust Account, or $8.36 per Public Share.

Copies of the press releases issued by the Company announcing the closing of the IPO and the over-allotment option are included as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Audited Balance Sheet as of July 2, 2013
99.2	Press Release dated July 2, 2013 announcing closing of IPO
99.3	Press Release dated July 8, 2013 announcing closing of over-allotment option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDWORTH ACQUISITION CORP.

Date: July 9, 2013	By:	/s/ Charles F. Fistel
Charles F. Fistel,
Chief Executive Officer and Chief Financial Officer